EXHIBIT 10.1

AMENDMENT NO. 8 TO RECEIVABLES PURCHASE AGREEMENT

THIS OMNIBUS AMENDMENT (this “Amendment”), dated as of March 29, 2007, is entered into by and among is entered into by and among SCP Distributors LLC (“Distributors”), Superior Commerce LLC (“SPE”), JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago), individually (“JPMorgan Chase”), Jupiter Securitization Company LLC f/k/a Jupiter Securitization Corporation (“Conduit” and, together with JPMorgan Chase, the “Purchasers”) and JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago), as agent for the Purchasers (the“Agent”), and pertains to that certain RECEIVABLES PURCHASE AGREEMENT dated as of March 27, 2003 by and among the SPE, Distributors, the Purchasers and the Agent (as has been amended prior to the date hereof, the“RPA”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the RPA.

PRELIMINARY STATEMENTS

Seller has requested that the Agent and the Purchasers amend certain provisions of the RPA; and

The Agent and the Purchasers are willing to amend the requested provisions on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments.

(a)  The definitions of “EBITDA” and “EBITR” set forth in Exhibit I to the RPA are hereby amended and restated in their entirety to read, respectively, as follows:

“EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for SCP Pool and its Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income for such period: (i) income and franchise taxes, (ii) Interest Expense, (iii) amortization, (iv) depreciation, (v) non-cash stock option expense and (vi) extraordinary losses incurred other than in the ordinary course of business less (c) any extraordinary gains realized other than in the ordinary course of business.

“EBITR” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for SCP Pool and its Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income for such period: (i) income and franchise taxes, (ii) Interest Expense, (iii) Rental Expense, (iv) non-cash stock option expenses and (v) extraordinary losses incurred other than in the ordinary course of business less (c) any extraordinary gains realized other than in the ordinary course of business.

(b)  Section 9.1(j) of the RPA is hereby amended and restated in its entirety to read as follows:

“(j) As of the end of each fiscal quarter (i)  EBITR for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (ii) the sum of (A) Interest Expense paid or payable in cash for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date plus (B) Rental Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, to be less than 2.75 to 1.0.”

       Section 2. Representations and Warranties. In order to induce the Agent and the Purchasers to enter into this Amendment, each of the Originators and the SPE hereby represents and warrants to the Agent and the Purchasers that (a) after giving affect to this Amendment each of such Person’s representations and warranties contained in Article II of the RSA or Article V of the RPA, as applicable, is true and correct as of the date hereof, (b) the execution and delivery by such Person of this Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Amendment has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3. Condition Precedent. This Amendment shall become effective as of the date first above written upon receipt by the Agent of this Amendment duly executed by each of the parties hereto.

Section 4. Miscellaneous.

(a) Except as expressly modified hereby, the RPA remains unaltered and in full force and effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(b) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SUPERIOR COMMERCE LLC

By:       /s/Shaleen Lee
Name:  Shaleen Lee
Title:    President

SCP DISTRIBUTORS LLC

By:       /s/ Craig K. Hubbard
Name:  Craig Hubbard
Title:    Treasurer

JUPITER SECURITIZATION COMPANY LLC

By: JPMorgan Chase Bank, N.A., its attorney-in-fact

By:     /s/ Maureen E. Marcon
Its:     Vice President

JPMORGAN CHASE BANK, N.A.,
 as a Financial Institution and as Agent

By:     /s/ Maureen E. Marcon
Its:     Vice President